UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

Okta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Street, Suite 600

San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

(888) 722-7871

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Effective on June 14, 2019, the Board of Directors of Okta, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, expanded the size of the Board of Directors (the “Board”) to ten members and appointed Robert L. Dixon, Jr. to the Board as a Class III director. Mr. Dixon will serve until the 2020 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. Mr. Dixon was appointed to the Compensation Committee of the Board.

There is no arrangement or understanding between Mr. Dixon and any other persons pursuant to which Mr. Dixon was appointed as a director. Furthermore, there are no transactions between Mr. Dixon and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Dixon will participate in the Company’s standard non-employee director compensation arrangements. Under the terms of those arrangements, Mr. Dixon will receive, among other things, annual compensation of $30,000 for his service on the Board and an initial grant of 2,715 restricted stock units that vest annually over three years.

The Company has entered into its standard form of indemnification agreement with Mr. Dixon.

A copy of the press release announcing the appointment of Mr. Dixon to the Board is attached hereto as Exhibit 99.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 13, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Meeting”). The Company’s stockholders voted on four proposals at the Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 2, 2019 (the “2019 Proxy Statement”). Holders of the Company’s Class A Common Stock were entitled to one vote for each share held as of the close of business on April 18, 2019 (the “Record Date”), and holders of the Company’s Class B Common Stock were entitled to ten votes for each share held as of the close of business on the Record Date. The Class A Common Stock and Class B Common Stock (the “Common Stock”) voted as a single class on all matters. Present at the Meeting in person or by proxy were holders of 105,525,949 shares of Class A and Class B Common Stock, together representing a total of 195,642,851 votes, or a majority of the voting power of all issued and outstanding shares of the Company’s Common Stock as of the Record Date, and constituting a quorum under the Company’s Bylaws. The final results with respect to each such proposal are set forth below:

Proposal 1 — Election of Directors.

The stockholders elected each of the three persons named below as Class II directors to serve until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified. The results of such vote were:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
J. Frederic Kerrest	151,733,770	14,851,817	29,057,264
Rebecca Saeger	166,056,114	529,473	29,057,264
Michelle Wilson	151,867,589	14,717,998	29,057,264

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2020. The results of such vote were:

For	Against	Abstain
195,170,501	308,002	164,348

Proposal 3 — Advisory Non-Binding Vote on Compensation of Named Executive Officers.

The stockholders approved, on an advisory non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the 2019 Proxy Statement. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
163,386,934	2,937,294	261,359	29,057,264

Proposal 4 — Advisory Non-Binding Vote on Frequency of Future Advisory Non-Binding Votes on Compensation of Named Executive Officers.

The stockholders indicated, on an advisory non-binding basis, their preference for one year as the frequency of holding future advisory non-binding votes on the compensation of the Company’s named executive officers. The results of such vote were:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
164,985,899	95,151	1,258,612	245,925	29,057,264

Pursuant to the recommendation of the Board and consistent with the stockholders’ preference, the Company plans to hold future advisory non-binding votes on the compensation of the Company’s named executive officers every year. The next required advisory non-binding vote on the frequency of future advisory non-binding votes on the compensation of the Company’s named executive officers will take place no later than at the Company’s 2025 Annual Meeting of Stockholders.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated June 17, 2019, issued by Okta, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of June 2019.

OKTA, INC.

By:	/s/ Jonathan T. Runyan
Name:	Jonathan T. Runyan
Title:	General Counsel